 As filed with the Securities and Exchange Commission on October 31, 1997
                                               Registration No.  33-80022
____________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________

                                INNERDYNE, INC.
            (Exact name of Registrant as specified in its charter)

            DELAWARE                               87-0431168
    (State of Incorporation)           (I.R.S. Employer Identification No.)

                             1244 Reamwood Avenue
                          Sunnyvale, California 94089
                   (Address of principal executive offices)
                             _____________________

                            1987 STOCK OPTION PLAN
                           (Full title of the Plan)
                             _____________________

                               William G. Mavity
                     President and Chief Executive Officer
                                INNERDYNE, INC.
                             1244 Reamwood Avenue
                          Sunnyvale, California 94089
                                (408) 745-6010
           (Name, address and telephone number of agent for service)
                             _____________________

                                  Copies to:
                            CATHRYN S. CHINN, ESQ.
                               Venture Law Group
                          A Professional Corporation
                              2800 Sand Hill Road
                        Menlo Park, California   94025
                                (650) 854-4488

    Registrant hereby amends Item 3 of its Registration Statement on Form S-8 (Registration No. 33-80022) filed with the Securities and Exchange Commission (the "Commission") on June 9, 1994 to read in full as set forth below. The purpose of the amendment is to refer to the Registration Statement on Form 8-A filed with the Commission on September 22, 1997 in connection with the Registrant's adoption of a stockholder rights plan.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3     INFORMATION INCORPORATED BY REFERENCE

    The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

    ITEM 3 (a)

          The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

    ITEM 3 (b)

          Not Applicable.

    ITEM 3 (c)

          Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on September 22, 1997 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Also Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on December 4, 1991 pursuant to Section 12 of the Exchange Act.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant, InnerDyne, Inc., a corporation organized and existing under the laws of the State of Delaware, has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on October 31, 1997.

                                    INNERDYNE, INC.


                                     By:    /s/ William G. Mavity
                                         ------------------------------------
                                            William G. Mavity, President and
                                            Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

       Signature                      Title                        Date
-------------------------   -----------------------------    -----------------

/s/ William G. Mavity       President and Chief Executive    October 31, 1997
-------------------------   Officer (Principal Executive
  (William G. Mavity)       Officer)

/s/ Robert A. Stern*        Vice President and Chief         October 31, 1997
-------------------------   Financial Officer (Principal
   (Robert A. Stern)        Financial and Accounting
                            Officer)

/s/ Edward W. Benecke*
-------------------------   Director                         October 31, 1997
   (Edward W. Benecke)

/s/ Robert M. Curtis*
-------------------------   Director                         October 31, 1997
   (Robert M. Curtis)

/s/ Eugene J. Fischer*
-------------------------   Director                         October 31, 1997
   (Eugene J. Fischer)

/s/ Guy P. Nohra*
-------------------------   Director                         October 31, 1997
    (Guy P. Nohra)

/s/ Steven N. Weiss*
-------------------------   Director                         October 31, 1997
   (Steven N. Weiss)


*By: /s/ William G. Mavity
--------------------------
     (Attorney-in-Fact)


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